Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S 8 pertaining to AIAI Holdings Corporation’s 2026 Equity Incentive Plan of our report dated March 4, 2026, with respect to the financial statements of C.C. Carlton Industries, Ltd. for the years ended December 31, 2025 and 2024, included in Amendment No. 7 to AIAI Holdings Corporation’s Registration Statement on Form S-1 (No. 333-292963).

Dallas, Texas
June 24, 2026